UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
ADSTAR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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September 29, 2006
Dear Stockholder:
     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of AdStar, Inc., which will be held at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292, commencing at 10:00 A.M., local time, on November 3, 2006.
     The following pages contain the formal notice of the 2006 Annual Meeting and the related Proxy Statement. the Company’s Annual Report for the fiscal year ended December 31, 2005 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.
     Matters to be considered and voted on at the 2006 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope or to follow the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.
     We look forward to meeting you on November 3, 2006 and to discussing with you the business of your company.

Sincerely,

Leslie Bernhard
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION CONCERNING EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
APPROVAL OF THE AMENDMENT OF THE 2004 PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER BUSINESS
ADDITIONAL INFORMATION

ADSTAR, INC.
4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 3, 2006
To the Stockholders of AdStar:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AdStar (the “Company”) will be held at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292 on November 3, 2006 at 10:00 A.M., local time, for the following purposes:
1.	To elect seven (7) directors of the Company, each to serve for a term of one year;

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006;

3.	To consider and vote upon a proposal to amend the AdStar, Inc. 2004 Stock Option Plan (the “2004 Plan”) to increase the shares subject to the 2004 Plan by 1,000,000 shares; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     Only the stockholders of record at the close of business on September 29, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

/s/ Eli Rousso
Eli Rousso,
Corporate Secretary
Dated: September 29, 2006

ADSTAR, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 3, 2006
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AdStar, a Delaware corporation (the “Company” or “AdStar”), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292 on November 3, 2006 at 10:00 A.M., local time, and for any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.
Record Date and Quorum
     Only stockholders of record at the close of business on September 29, 2006 (the “Record Date”), are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 19,539,231 outstanding shares of common stock, par value $.0001 per share, (“Common Stock”). At the Annual Meeting, each share of Common Stock is entitled to one vote and 19,539,231 votes may be cast at the Annual Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.
Voting of Proxies
     The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy for: (i) the election of the director nominees named in this Proxy Statement; (ii) the ratification of the appointment of Holtz Rubenstein Reminick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2006; (iii) the approval of the amendment to the 2004 Plan; and, (iv) in the proxyholders’ discretion, any other business that may come before the meeting and any adjournments of the meeting.
     All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.
Vote Required
     Directors are elected by a plurality of the votes cast at the meeting. Approval of the amendment to the 2004 Plan will require the affirmative vote of a majority of the outstanding shares of stock present in person or by proxy and entitled to vote at the Annual Meeting. The affirmative vote of a majority of votes cast for or against the matter by stockholders entitled to vote is required to ratify the appointment of independent auditors.

Revocability of Proxy
     A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Corporate Secretary of AdStar at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.
Expenses of Solicitation
     We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of AdStar telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
     At this meeting seven (7) directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. The nominees were selected by the Board of Directors of AdStar and are all currently directors. The first three nominees are also officers of AdStar. Certain information with respect to each nominee is stated below.
     The Board of Directors has no reason to expect that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the shares represented by the proxies solicited for the 2006 Annual Meeting will be voted for such substitute nominee as may be determined by the Board of Directors. In voting for directors, for each share of Common Stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of each of the nominees.
     The election of a director requires the affirmative vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the 2006 Annual Meeting.
Directors Nominated for One-Year Terms:

			Director
Name	Age	Position	Since
Leslie Bernhard	62	President, Chief Executive Officer and Director	1991

Eli Rousso	69	Executive Vice President, Chief Technology Officer, Corporate Secretary, Treasurer, and Director	1991

Jeffrey Baudo	59	Senior Vice President, Chief Operating Officer, and Director	2001

Peter M. Zollman (2)	53	Director	2005

Michael Jackson (1) (3)	41	Director	2005

John Rudy (1) (2)	63	Director	2005

Michael P. Dubreuil (1) (2)	48	Director	2005

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors

(3)	Member of the Nominating Committee of the Board of Directors
     Leslie Bernhard, one of our co-founders, has been a senior executive since the organization of our predecessor in 1986 and has served as our President and Chief Executive Officer since 1991. Ms. Bernhard also serves on the Board of Directors of Milestone Scientific, Inc., a developer and manufacturer of medical and dental equipment. Ms. Bernhard holds a B.S. degree from St. John’s University. Ms. Bernhard is the sister of Mr. Baudo.
     Eli Rousso, our other co-founder, has been a senior executive since the organization of our predecessor in 1986 and has served as our Executive Vice President and Chief Technology Officer since 1991. Mr. Rousso holds a B.S. degree in Electrical Engineering from Massachusetts Institute of Technology (MIT) and has completed graduate work at the Polytechnic Institute (New York).

     Jeffrey Baudo joined us as Chief Operating Officer in January 2001 and became a director in February 2001. From 1995 to 2000 Mr. Baudo served as Chief Operating Officer and President of the periodicals publishing division of United Advertising Publications. Mr. Baudo holds a B.A. degree from St. Johns University. Mr. Baudo is the brother of Ms. Bernhard.
     Peter M. Zollman, a director, is the Founding Principal of Classified Intelligence, LLC, and the Advanced Interactive Media Group, LLC, and has held those positions since the companies launched in 1998 and 1997, respectively. Both organizations provide consulting services regarding interactive media to the classified advertising industry, media companies, dot-coms and vendors. Mr. Zollman is publisher and executive editor of Classified Intelligence Report.
     Michael Jackson, a director, is Executive Vice President and Chief Financial Officer of AGENCY.COM, a global internet professional services company, and has served in those positions or as Corporate Controller or Chief Accounting Officer since August, 1999. Before that, he was a Manager at Arthur Andersen LLP and Ernst and Young LLP. He served on the New York State Society Auditing Standards and Procedures Committee from 1998 to 1999 and on the New York State Society’s SEC Committee from 1999 to 2001. He is a member of the Board of Directors and Chairman of the Audit Committee of Dag Media, Inc., a publisher of print and on-line classified telephone directories.
     John Rudy, a director, is the founder and Chief Executive Officer of Beacon Consulting Associates, accounting and business consultants providing financial, accounting, marketing and business strategy advice and services to middle market businesses, and has held those positions since 1986. Mr. Rudy has over 15 years of experience with public accounting firms, most recently as a director with Coopers & Lybrand in charge of their turn-around services practice in the New York Metropolitan area. He has also served as Chief Financial Officer for a chain of women’s ready-to-wear clothing stores and a public group of automotive retailers. Mr. Rudy is a CPA in New York State.
     Michael P. Dubreuil, a director, has been the Vice President, Engineering Staffing Division of Brainhunter Global Solutions, a career placement service, since November, 2005. Before that, he co-founded Secured Services, Inc., an information security software company, in September, 2002 and was its Co-Chairman until August, 2005. Prior to that he founded Dolfin.com, Inc in May 1998, and holds the positions of Chief Executive Officer and Chairman of Dolfin.com, Inc.
Attendance at Board of Directors and Committee Meetings
     Our Board of Directors held eight meetings during the last fiscal year. Each director attended or participated in 75% or more of the meetings of the Board of Directors and the meetings of committees of the Board of Directors on which such director served during 2005. It is the Company’s policy that directors are invited and encouraged to attend the Annual Meeting. All of our then directors attended the 2005 Annual Meeting.
Committees of the Board of Directors
     The Company’s Board of Directors has separately designated audit, compensation and nominating committees. The following lists the members of each committee as well as the primary responsibilities of each committee.

     Audit Committee
     The Audit Committee was established in 1999 to meet with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Board of Directors adopted a revised written charter for the Audit Committee in July, 2005. The Audit Committee held three meetings during the last fiscal year. It reviewed the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee is comprised of Michael P. Dubreuil, Michael Jackson and John Rudy, all of whom are “independent”, as that term is used in Item7(e)(3)(iv) of Schedule 14A of the Proxy Rules under the Exchange Act. The Board has determined that Michael Jackson and John Rudy each qualify as an “Audit Committee financial expert,” as that term is defined in Item 401(e) of Regulation S-B. The Audit Committee met four times during the last fiscal year.
     Compensation Committee
     The Compensation Committee was established in 1999, and reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company’s officers, employees, directors and consultants. The Compensation Committee is comprised of Michael P. Dubreuil, John Rudy and Peter M. Zollman, all of whom are “independent”, as that term is used in Item7(d)(3)(iv) of schedule 14A under the Exchange Act. The Compensation Committee met three times during the last fiscal year.
     Nominating Committee
     The Nominating Committee was formed in August, 2004. The Nominating Committee consists of directors qualified as “independent”, as that term is defined in the applicable listing standards;elected by the Board of Directors; and to be re-elected at our Annual Meeting of Stockholders. The sole member of the Nominating Committee is Michael Jackson. The Nominating Committee did not meet during the last fiscal year.
Director Qualifications and Director Nomination Process
     Stockholder Recommendations of Director Candidates
     The Nominating Committee considers director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee takes into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.
     The stockholder recommendation and information described above must be sent to the Company’s Corporate Secretary at 4553 Glencoe Avenue, Suite #300, Marina del Rey, California 90292 and must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

     Qualifications for Director Candidates
     The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board of Director’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s evaluation of potential candidates shall be consistent with the criteria of the Board of Directors for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the ability of the Board of Directors to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.
     Identification and Evaluation of Director Candidates
     Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that the Nominating Committee might be evaluating for membership on the Board of Directors. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
     The Nominating Committee may also receive suggestions from current Board of Directors members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.
     The Nominating Committee Charter was revised in July, 2005 and is posted on our website, www.adstar.com
Recommendation of the Board of Directors
     The Board of Directors recommends that the stockholders vote FOR the Election of Directors.
Stockholder Communication with the Board of Directors
     Stockholders may communicate with the Board of Directors by sending a letter to AdStar, Inc. Board of Directors c/o The Corporate Secretary, 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292. The Corporate Secretary will receive and review all correspondence and forward it to the Chief Executive Officer or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of August 31, 2006 by (1) each of our directors, (2) each of our Named Executive Officers (as defined below), (3) all of our directors and executive officers as a group, and (4) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our Common Stock.

	Shares of
	Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned (2)	Ownership
Leslie Bernhard (3)	779,151	3.9%
Eli Rousso (4)	781,988	3.9%
Jeffrey Baudo (5)	376,261	1.9%
Michael Jackson (6)	25,000	*
John Rudy (6)	25,000	*
Michael Dubreuil (7)	25,000	*
Michael A. Roth and Brian J. Stark	1,000,000	5.1%
Peter M. Zollman (8)	37,799	*
Tribune Company	3,443,457	17.7%
All Directors and Officers (7 persons) as a group	2,050,199	10.2%

*	less than 1%

1)	The addresses of the persons named in this table are as follows: Leslie Bernhard, Eli Rousso, and Jeffrey Baudo, c/o AdStar, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, CA 90292; and Tribune Company, 435 N. Michigan Ave. Chicago IL, Attn: General Counsel; Michael A. Roth and Brian J. Stark, 3600 South Lake Drive, St. Francis, WI 53235; Peter M. Zollman, c/o Classified Intelligence, 402 Spring Valley Road, Altamonte Springs, FL 32714; Michael Dubreuil, c/o Brainhunter Global Solutions, 2 Sheppard Ave. E., Suite 700, Toronto, Ontario, M2N 5Y7; Michael Jackson, c/o Agency.com Corporate Headquarters, 488 Madison Avenue, 22nd Floor, New York, NY 10022; John Rudy, c/o Beacon Consulting Associates, P.O. Box 894,169 Main Street, Matawan, NJ 07747.

2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from March 10, 2005 have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. On March 15, 2005, 19,250,286 shares of Common Stock were outstanding.

3)	Includes options to purchase 429,151 shares of AdStar Common Stock at prices between $0.60 and $3.50, exercisable within 60 days.

4)	Includes options to purchase 404,151 shares of AdStar Common Stock at prices between $0.60 and $3.50, exercisable within 60 days.

5)	Includes options to purchase 376,261 shares of AdStar Common Stock, at prices between $0.60 and $3.50, exercisable within 60 days.

6)	Includes options to purchase 25,000 shares of AdStar Common Stock at $0.83, exercisable within 60 days.

7)	Includes options to purchase 25,000 shares of AdStar Common Stock at $1.31, exercisable within 60 days.

8)	Includes options to purchase 25,000 shares of AdStar Common Stock at $1.08, exercisable within 60 days.

INFORMATION CONCERNING EXECUTIVE OFFICERS
     Set forth below is information regarding each of our executive officers as of August 31, 2006.

			Director
Name	Age	Position	Since
Leslie Bernhard	62	President, Chief Executive Officer and Director	1991

Eli Rousso	69	Executive Vice President, Chief Technology Officer, Corporate Secretary, Treasurer, and Director	1991

Jeffrey Baudo	59	Senior Vice President, Chief Operating Officer, and Director	2001

James Linesch	52	Chief Financial Officer
     The principal occupations and business experiences of Ms. Bernhard and Messrs. Rousso and Baudo are discussed after the caption “Election of Directors”.
     James Linesch, joined us as Chief Financial Officer in February 2006. In 2005, he was a financial intermediary with MET Advisors, a business consulting firm. From 2000 to 2004 Mr. Linesch was Chief Financial Officer with DynTek, Inc., a public company providing IT services. Previously he was principal financial officer to various publicly traded companies, including CompuMed, Inc. and Universal Self Care, Inc. (medical equipment/ supply companies). Mr. Linesch obtained a B.S. in Finance at the California State University, Northridge, and his MBA at the University of Southern California.

EXECUTIVE COMPENSATION
The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2003, 2004 and 2005 by our (i) Chief Executive Officer, and (ii) executive officers, other than the Chief Executive Officer, whose salaries for the 2005 fiscal year as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executives”).
Summary Compensation Table

		Annual	Long-Term Compensation
		Compenesation	Awards	Payouts
			Common Stock	All Other
			Underlying Options	Compensation
Name and Principal Position	Year	Salary ($)	(#)	($)
Leslie Bernhard,	2005	$202,160	279,151	0
President & Chief Executive	2004	$212,800	0	0
Officer	2003	$212,800	150,000	0

Eli Rousso	2005	$202,160	254,151	0
Executive Vice President &	2004	$212,800	0	0
Chief Technology Officer	2003	$212,800	150,000	0

Jeffrey Baudo	2005	$182,115	226,260	0
Chief Operating Officer	2004	$191,700	0	0
	2003	$191,700	0	0

Anthony J. Fidaleo (1)	2005	$140,577	19,178	0
Vice President Finance &	2004	$140,000	0	0
Chief Financial Officer	2003	$125,000	20,000	0

(1)	Resigned effective November 30, 2005
Stock Options
     On December 21, 2005, the Company granted to Jeffrey Baudo 66,667 options at $2.38 per share, 66,667 options at $3.00 per share and 66,666 options at $3.50 per share. On December 21, 2005, the Company granted to Leslie Bernhard 88,334 options at $2.38 per share; 88,333 options at $3.00 per share; and, 88,333 options at $3.50 per share. On December 21, 2005, the Company granted to Eli Rousso 75,000 options at $2.38 per share; 75,000 options at $3.00 per share; and, 75,000 options at $3.50 per share. The following table provides the number and aggregate value of options exercised, as well as unexercised options held by Named Executives as of December 31, 2005. The per share exercise price of all options was equal to, or above, the estimated fair market value of a share of Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares Underlying		Dollar Value of Unexercised
	Number of Shares	Dollar Value	Unexercised Options at fiscal		In-the-Money Options at fiscal
	Underlying	Realized on	Year-End		Year-End (1)
Name	Options Exercised	Exercise	Exercisable	Nonexercisable	Exercisable	Nonexercisable
Leslie Bernhard	—	$—	529,151	—	$430,227	$—
Eli Rousso	—	$—	504,151	—	$430,227	$—

Jeffrey Baudo	98,114	$122,643	378,146	—	$285,738	$—
Anthony J. Fidaleo	55,845	$59,534	—	—	$—	$—

(1)	Based on the closing price of the the Company’s Common Stock on December 31, 2005 of $2.23. For the purposes of this calculation, value is based upon the difference between the exercise price of the options and the per share price at December 31, 2005.
Compensation of Directors
     As of May 16, 2005, we granted Michael Jackson, a non-employee director, fully vested options covering 25,000 shares of Common Stock, exercisable at $.83 per share for services rendered. As of May 16, 2005, we granted John Rudy, a non-employee director, fully vested options covering 25,000 shares of Common Stock, exercisable at $.83 per share for services rendered. As of July 11, 2005, we granted Peter M. Zollman, a non-employee director, fully vested options covering 25,000 shares of Common Stock, exercisable at $1.08 per share for services rendered. As of July 29, 2005, we granted Michael Dubreuil, a non-employee director, fully vested options covering 25,000 shares of Common Stock, exercisable at $1.31 per share for services rendered.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
     On December 21, 2005, the Company entered into four-year employment agreements with each of Leslie Bernhard and Eli Rousso. The employment agreements extend through December 20, 2009, and contain automatic annual one-year extensions to the term, effective on each anniversary date of the agreement. Pursuant to her employment agreement, Leslie Bernhard was retained as the Chief Executive Officer and her total annual compensation is $212,800. Pursuant to his employment agreement, Eli Rousso was retained as the Executive Vice President and his total annual compensation is $212,800. Under each agreement, the Company may terminate employment with cause or by the executive with good reason. Termination without cause, or by the executive for good reason, would subject the Company to liability for liquidated damages in an amount equal to the terminated executive’s base salary for the remaining term of his or her employment agreement or 12 months, whichever is greater. Each executive also executed employment agreement amendments, dated December 21, 2005, whereby both executives voluntarily reduced their individual salaries to $202,160 per year, unless the executive provides 10 days written notice that the reduction is no longer in effect.
     In January 2001, AdStar entered into a two-year employment contract with Mr. Jeffrey Baudo. Pursuant to his employment agreement, Mr. Baudo was retained as our Chief Operating Officer at an annual rate of $213,000 per year, and was granted options to purchase 100,000 shares of the Company’s Common Stock. Subsequently, as of July 1, 2002, Mr. Baudo agreed to an amendment to his employment agreement reducing his annual rate of compensation to $191,700. Mr. Baudo’s contract was extended for one year with successive one-year terms for the same salary under essentially the same terms and conditions, effective January 22, 2003. Mr. Baudo is the brother of Leslie Bernhard.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish AdStar with copies of all Section 16(a) forms they file.
     To the best of the Company’s knowledge, based solely on review of the copies of such forms furnished to it, or written representations that no other forms were required, AdStar believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) stockholders were complied with during 2005. With respect to any former directors, officers, and ten percent (10%) stockholders of AdStar, AdStar does not have any knowledge of any known failures to comply with the filing requirements of Section 16(a).
AUDIT COMMITTEE REPORT
     The Audit Committee met with the management of the Company to discuss audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the Company’s independent accountants, Holtz Rubenstein Reminick LLP the matters required to be discussed pursuant to Statement on Accounting Standards No. 61. The Audit Committee has received the written disclosures and the letter from Holtz Rubenstein Reminick LLP required by the Independence Standards Board Standard No. 1. The Audit Committee has discussed with Holtz Rubenstein Reminick LLP its independence from management and the Company. Holtz Rubenstein Reminick LLP had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB.

APPROVAL OF THE AMENDMENT OF THE 2004 PLAN
(Item 2 on the Proxy Card)
     Our stockholders are being asked to approve the amendment to the 2004 Plan to increase the number of shares of Common Stock reserved for issuance under the 2004 Plan from 1,200,000 shares to 2,200,000 shares of Common Stock, an increase of 1,000,000 shares. As of August 31, 2006, approximately 167,000 shares of AdStar stock were available for grant under the Plan. The 2004 Plan was adopted by our Board of Directors and approved by our stockholders in November 2004. The Board of Directors approved the amendment to the 2004 Plan because it believes that it is desirable to continue to offer the Company’s employees, officers, consultants, agents, and advisors an inducement to acquire an ownership interest in the Company through participation in the 2004 Plan and to link their interests and efforts to the long-term interests of the Company’s shareholders.
Description of the 2004 Plan
     The 2004 Plan permits the granting of both incentive stock options and nonqualified stock options. Generally, the option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company’s outstanding shares of Common Stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than five years. Options become exercisable at such time or times as the Compensation Committee may determine at the time it grants options. The 2004 Plan will expire 10 years from the date of stockholder approval.
Common Stock Reserved for Issuance under the 2004 Plan
     The Board of Directors initially reserved 1,200,000 shares of our Common Stock for issuance under the 2004 Plan. The proposed amendment to the 2004 Plan would increase the number of shares of Common Stock that may be sold under the 2004 Plan from 1,200,000 shares to 2,200,000 shares.
Eligibility to Participate in the 2004 Plan
     Under the 2004 Plan, incentive stock options may be granted only to employees and non-qualified stock options may be granted to employees, directors and consultants. As of August 31, 2006, the Company had approximately 40 employees, directors and consultants who were eligible to participate in the 2004 Plan.
New Plan Benefits
     The benefits and amounts that may be received in the future by persons eligible to participate in the 2004 Plan are not currently determinable.
Benefits to Named Executive Officers and Others
     The following table lists the shares issued to executive officers and others under the 2004 Plan from November 11, 2004, the date the 2004 Plan became effective, through August 31, 2006.

Name and Position	Number of Units
Named Executive Officers

Leslie Bernhard,
President & Chief Executive Officer	279,151

Eli Rousso,
Executive Vice President & Chief Technology Officer	254,151

Jeffrey Baudo,
Chief Operating Officer	226,261

James Linesch,
Vice President Finance & Chief Financial Officer	50,000

Executive Group	809,563

Non-Executive Director Group	0

Non-Executive Officer Employee Group	222,500
     The following table summarizes as of December 31, 2005 (i) the options granted under both of our option plans and (ii) all other securities subject to contracts, options, warrants and rights or authorized for future issuance outside the plans. The shares covered by outstanding options or authorized for future issuance are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table
			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders (the 2004 plan and the 1999 Plan)	1,386,938	$1.22	784,285

Equity Compensation Plans Not Approved By Security Holders	1,107,509	$2.39	21,216	(1)

Total	2,494,447	$1.74	805,501

(1)	Reflects shares of AdStar Common Stock under the Vendor Payment Plan described below.
The equity compensation not approved by security holders referred to in the table above includes:
     •   Grants of an aggregate of 205,000 non-qualifying Common Stock purchase options to certain consultants for Investor Relations services and to our non-employee directors for their services. The details of the grants are as follows: (1) 30,000 options to a consultant exercisable at $1.99 per share, expiring in November 2008, (2) 50,000 options to a director exercisable at $0.60 per share, expiring on January 27, 2007, (3) 25,000 options to a director exercisable at $1.29 per share, expiring on November 11, 2009, (4) 25,000 options to a director exercisable at $0.83 per share, expiring on the earlier of 30 days from such director’s termination of his position or on May 15, 2010, (5) 25,000 options to a director exercisable at $0.83 per share, expiring on the earlier of 30 days from such directors termination of his position or on May 15, 2010, (6) 25,000 options to a director exercisable at $1.34 per share, expiring on the earlier of 30 days from such director’s termination of his position or on May 15, 2010 and (7) 25,000 options to a director exercisable at $1.08 per share, expiring on the earlier of 30 days from such director’s termination of his position or on July 10, 2010.
     •   Grants of an aggregate of 574,889 non-qualifying Common Stock purchase options to executive officers whose options exceeded the Incentive Stock Option (ISO) $100,000 limit. According to Internal Revenue Code Section 422(d), an employee is limited to $100,000 in stock, based on the fair market value on the grant date, exercisable for the first time during a calendar year. The first $100,000 worth of options is classified as ISOs, and the excess over $100,000 is classified as non-qualifying options. The details of the grants are as follows: (1) 216,925 options issued to our President and Chief Executive Officer, expiring December 20, 2010, (2) 166,039 options issued to our Senior Vice President and Chief Operating Officer, expiring December 20, 2010 and (3) 191,925 options issued to our Executive Vice President and Chief Technical Officer, expiring December 20, 2010. In 2005, the executive officers were respectively issued 279,151; 226,261; and, 254,151 stock options that vested immediately. Under IRS Rule 422(d) only 62,226, 60,222 and 62,226 of these respective options are classified as ISOs.

     •   Issuances of an aggregate of 127,620 Common Stock purchase warrants for services rendered by the Underwriter in our public offerings, and the Placement Agent in our private offerings, of securities. The details of the warrants are as follows: (1) 50,000 Common Stock Purchase warrants exercisable at $1.07 per share, expiring on April 5, 2006; (2) 62,284 Common Stock purchase warrants exercisable at $0.75 per share, expiring on January 16, 2007; and (3) 15,336 Common Stock purchase warrants exercisable at $1.87 per share, expiring on March 31, 2009.
     •   Issuance of 200,000 Common Stock purchase warrants as part of a private placement for a convertible note with an institutional fund.
In addition we established a plan (the “Vendor Payment Plan”) to pay vendors, who are accredited investors (as defined under Rule 215 of the Act), in shares of our Common Stock, valued at fair market value, for goods or services. Up to 400,000 shares may be issued under the Vendor Payment Plan. Under the Vendor Payment Plan, as of December 31, 2005, an aggregate of 378,784 shares of Common Stock had been issued leaving 21,216 shares available for future issuance.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the Amendment of the 2004 Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 3 on the Proxy Card)
Ratification of Appointment of Holtz Rubenstein Reminick LLP
     On February 10, 2006, AdStar appointed Holtz Rubenstein Reminick LLP to serve as our independent auditors for the year ending December 31, 2006. The decision to engage Holtz Rubenstein Reminick was approved by the Company’s Audit Committee.
     Holtz Rubenstein Reminick LLP audited the Company’s financial statements for the 2005 fiscal year. The report of Holtz Rubenstein Reminick LLP with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2005.
     The affirmative vote of a majority of the shares present in person or by proxy at the 2006 Annual Meeting is required to ratify the selection of Holtz Rubenstein Reminick LLP. Representatives of Holtz Rubenstein Reminick LLP are expected to be present at the 2006 Annual Meeting; will have an opportunity to make a statement if they desire to do so; and, will be available to respond to appropriate questions from stockholders.
     In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.
     BDO Seidman LLP audited the Company’s financial statements for the 2004 fiscal year. The report of BDO Seidman LLP with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2004. On February 7, 2006, BDO Seidman LLP resigned as the Company’s independent auditors due to lack of resources available in their Los Angeles office at the time. BDO Seidman LLP’s report on the financial statements for 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.
     During the Company’s two prior fiscal years and the period from January 1, 2005 through the date of their resignation, there were no disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman LLP, would have caused BDO Seidman LLP to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements. In addition, for the same periods, there have been no reportable events (as defined in Regulation S-B Item 304 (a)(1)(iv)(B).
     During the two most recent fiscal years and the subsequent interim period preceding the engagement of Holtz Rubenstein Reminick LLP, neither AdStar, nor anyone on its behalf, has consulted Holtz Rubenstein Reminick LLP regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to AdStar that was an important factor considered by AdStar in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) (A) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(iv) (B) of Regulation S-B).

Fees billed to AdStar by BDO Seidman LLP and Holtz Rubenstein Reminick LLP for Fiscal Years 2004 and 2005
     Fees for audit and related services by our principal accounting firms, Holtz Rubenstein Reminick LLP, and our previous accounting firm BDO Seidman, LLP, for fees billed for fiscal years ended December 31, 2004 and 2005 are as follows:

	2004 (1)	2005 (2)
Audit fees	$101,000	$130,000
Audit related fees	52,000	94,000

Total audit and audit related fees	$153,000	$224,000
Tax fees	19,000	13,000
All other fees	—	—

Total fees	$172,000	$237,000

(1)	Includes only fees charged by BDO Seidman, LLP

(2)	Includes $85,000 accrual of audit fees payable to Holtz Rubenstein Reminick LLP for the 2005 audit
Audit-Related Fees
     The Audit-Related Fees set forth in the table above consist primarily of consulting on regulatory filings and consulting and research on specific accounting issues that pertained to our on-going operations and the audit, including, technical research associated with revenue recognition, Preferred Stock and Common Stock financings, and purchase accounting rules.
Tax Fees
     The Tax Fees set forth in the table above are the aggregate fees paid by us for tax services including, the preparation of corporate tax returns.
All Other Fees
     There were no other fees for the periods presented.
     Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimis non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee Charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.
Recommendation of the Board of Directors
     The Board of Directors recommends that the stockholders vote FOR the Ratification of the Appointment of the Independent Auditors.

OTHER BUSINESS
     As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2006 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2006 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with their best judgment.
ADDITIONAL INFORMATION
Householding
     The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please contact our Corporate Secretary at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292, telephone: (310) 577-8255, and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders
     Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of Proxy for presentation at our 2007 Annual Meeting, the proposal must be received by us at our principal executive office at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292 no later than July 6, 2007 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. A Stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by June 1, 2007. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have the discretionary authority to vote on the proposal.
Annual Report
     A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2005 is enclosed. We filed our Annual Report on Form 10-KSB with the SEC on March 30, 2006. The Financial Statements; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure contained therein are incorporated by reference and are deemed part of this soliciting material. Notwithstanding the foregoing, other portions of the Annual Report to stockholders are not part of the Company’s proxy solicitation materials. Stockholders may obtain a copy of our Annual Report on Form 10-KSB without charge by writing to our Corporate Secretary at our principal executive office located at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292. Our Annual Report on Form 10-KSB and the other filings that we make with the SEC can also be accessed on our website at www.adstar.com. We will also furnish any exhibit to our Annual Report on Form 10-KSB if specifically requested.
Please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the 2006 Annual Meeting.

By the Order of the Board of Directors,

/s/ Eli Rousso
Eli Rousso
Corporate Secretary

ADSTAR, INC.
P R O X Y
FOR ANNUAL MEETING OF THE STOCKHOLDERS
NOVEMBER 3, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Leslie Bernhard and Eli Rousso, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of AdStar, Inc. (“AdStar”) to be held at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292, on November 3, 2006 at 10:00 a.m., local time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of AdStar held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.
Please mark “X” your votes as indicated:
1. ELECTION OF DIRECTORS: Leslie Bernhard, Eli Rousso, Jeffrey Baudo, John Rudy, Michael Jackson, Peter M. Zollman and Michael P. Dubreuil

FOR election of all nominees	☐

WITHHOLD vote from all nominees	☐

FOR all nominees,	☐

EXCEPT for nominee(s) listed below from whom Vote is withheld.

2. Amendment of the AdStar, Inc. 2004 Stock Option Plan (the “2004 Plan”) to increase the shares subject to the 2004 Plan by 1,000,000 shares.
FOR ☐     AGAINST ☐     ABSTAIN ☐
3. Confirmation of the appointment of Holtz Rubenstein Reminick LLP as auditors for AdStar for the year ending December 31, 2006.
FOR ☐     AGAINST ☐     ABSTAIN ☐
(Continued, and to be signed, on the Reverse Side)

FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR EACH OF THE PROPOSALS.
The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

Dated: , 2006

Signature of Stockholder

Signature of Stockholder
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
     IMPORTANT — PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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